UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

54 Wilton Road, 2nd Floor Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01             Other Events

ViralClear Pharmaceuticals, Inc., a majority-owned subsidiary of BioSig Technologies, Inc. (the “Company”), was allowed a utility patent that it has exclusively licensed from the Mayo Foundation for Medical Education and Research. The recently allowed patent application number 16/805,017 entitled "Systems and Methods for Electroporation" was filed on February 28, 2020. The patent describes claims methods and materials for improving the treatment of hypertension via electroporation of nerves in the renal area. The allowed patent application expands the Company’s patent portfolio to nine allowed/issued patents.

In addition to the recently allowed patent application, 16 additional worldwide utility patent applications are pending covering various aspects of the Company’s PURE EP™ System for recording, measuring, calculating, and displaying of electrocardiograms during cardiac ablation procedures. The Company has two pending U.S. patent applications directed to artificial intelligence. The Company has 24 allowed worldwide design patents covering various features of its display screens and graphical user interface for enhanced visualization of biomedical signals. Additionally, the Company has exclusive licenses to 15 additional worldwide utility patent applications from the Mayo Foundation for Medical Education and Research generally directed to electroporation and stimulation that are pending.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: March 10, 2021	By:	/s/ Kenneth L. Londoner
Name: Kenneth L. Londoner
Title: Executive Chairman